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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement (File No. 333-13913) of TEAM America Corporation.


                                                  ARTHUR ANDERSEN LLP


Columbus, Ohio
 November 22, 1996